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EXHIBIT 8.1

LIST OF SIGNIFICANT SUBSIDIARIES AND ASSOCIATED COMPANIES(1)

Incorporated in Portugal

TMN—Telecomunicações Móveis Nacionais, S.A.
PT Multimédia—Serviços de Telecomunicações e Multimédia, SGPS, S.A. (58.43%)
PT.com, SGPS, S.A.
TV Cabo Portugal, S.A. (58.43%)
Cabo TV Açoreana, S.A. (48.98%)
Cabo TV Madeirense, S.A. (41.92%)
Lusomundo Audiovisuais, S.A. (58.43%)
Lusomundo Cinemas, S.A. (58.43%)
PT Prime—Soluções Empresariais de Telecomunicações e Sistemas, S.A.
PT Comunicações, S.A.
PT Corporate, S.A.
PT Ventures, SGPS, S.A.
PT Sistemas de Informação, S.A.
Portugal Telecom Inovação, S.A.
PT Pro, Serviços Administrativos e de Gestão Partilhados, S.A.
PT Compras—Serviços de Consultoria e Negociação, S.A.
PT Contact—Telemarketing e Serviços de Informação, S.A.
PT Conteúdos—Actividade de Televisão e de Produção de Conteúdos, S.A. (58.43%)
DCSI—Dados, Comunicações e Soluções Informáticas, Lda.
PT Centro Corporativo, S.A.
PT Portugal, S.G.P.S., S.A.
PT Rede Fixa, S.G.P.S., S.A.
Sport TV Portugal, S.A. (29.22%)

Incorporated in Brazil

Vivo Participações S.A. (31.38% ownership, including a 44.43% voting interest)
Portugal Telecom, Brasil, S.A.
Universo Online S.A. (29.00%)

Incorporated in the Netherlands

Brasilcel, N.V. (50.00%)
Portugal Telecom International Finance B.V.
Portugal África B.V.

Other

Cabo Verde Telecom, S.A. (40.00%)
CST—Companhia Santomensa de Telecomunicações, S.A.R.L. (51.00%)
CTM—Companhia de Telecomunicações de Macau, S.A.R.L. (28.00%)
Médi Telecom (32.18%)
Mobitel, S.A.
MTC—Mobile Telecommunications Limited (34.00%)(2)
Unitel (25.00%)

(1)
All subsidiaries are wholly owned by Portugal Telecom, except where ownership is noted in parentheses.

(2)
See note 2(b) to our audited consolidated financial statements.

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  EXHIBIT 8.1
LIST OF SIGNIFICANT SUBSIDIARIES AND ASSOCIATED COMPANIES(1)